Our Ref:                           Partners:
Your Ref:                          GEORGE H  YOUNG BA CA
                                   COLIN CARRUTHERS CA
                                   GORDON S CHISHOLM CA
                                   COLIN CROMBLE CTA
                                   MARGARET FAWCUS BCom CA CTA
                                   Consultant:
                                   JOHN M STENHOUSE CA
                                   Associate:
                                   STEVEN A REID CA


                         CONSENT OF INDEPENDENT AUDITORS

         We hereby consent to the incorporation in the Current Report on Form 8-K/A (File No. 0-28238) of Guardian Technologies International, Inc., of our reports dated 22nd July, 2004 and 22nd July, 2004, with respect to the audited historical financial statements of Wise Systems Limited as of October 31, 2003 and 2002.

/s/ Rennie Welch
Rennie Welch
Chartered Accountants and
Registered Auditors
Academy House
Shedden Park Road
Kelso TD5 7AL
United Kingdom
Dated: September 27th, 2004